EXHIBIT 4.2

Warrant Number N-[X]

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR THE COMPANY IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SECURITIES PURCHASABLE UPON EXERCISE MAY BE EFFECTED WITHOUT FIRST SURRENDERING THIS WARRANT OR SUCH SECURITIES, AS THE CASE MAY BE, TO THE COMPANY OR ITS TRANSFER AGENT, IF ANY.

Warrant to Purchase
Shares of
Common Stock

As Herein Described

____________, 2014

WARRANT TO PURCHASE COMMON STOCK OF

ANTRIABIO, INC.

This is to certify that, for value received, _____________________, or a proper assignee (the “Holder”), is entitled to purchase up to ________ shares (“Warrant Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of AntriaBio, Inc., a Delaware corporation (the “Company”), subject to the provisions of this Warrant Number N-[X] from the Company.  This Warrant shall be exercisable at $1.65 per share (the “Exercise Price”). This Warrant also is subject to the following terms and conditions:

1.           Exercise and Payment; Exchange.

(a)           Exercise of Warrant. This Warrant may be exercised in whole or in part at any time from and after the date hereof through 5:00 p.m., on the seventh anniversary of the date hereof (the “Expiration Date”), at which time this Warrant shall expire and become void, but if such date is a day on which federal or state chartered banking institutions located in the State of Delaware are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company, or at the office of any transfer agent designated by the Company (the “Transfer Agent”), of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) a certified or official bank check for the Exercise Price for the number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) specified in the exercise form. If this Warrant is exercised in part only, the Transfer Agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(b)            Conditions to Exercise or Exchange. The restrictions in Section 7 shall apply, to the extent applicable by their terms, to any exercise or exchange of this Warrant permitted by this Section 1.

(c)           Net Issue Exercise.  In lieu of exercising this Warrant, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant with notice of such election, in which the Company shall issue to the Holder a number of common shares computed using the following formula:

Y (A-B) X = ——————— A

Where:	X =	the number of Warrant Shares to be issued to the Holder.
	Y =	the number of Warrant Shares purchasable under this Warrant.
	A =	the fair market value of one Share on the date of determination.
	B =	the per share Exercise Price (as adjusted to the date of such calculation).

(d)           Fair Market Value.  For the Net Issue Exercise, the per share fair market value of the Warrant Shares shall mean

(i)           If the Company’s Common Stock is publicly traded, the per share fair market value of the Warrant Shares shall be the average of the closing prices of the Common Stock as quoted on the Over-the-Counter Bulletin Board, or the principal exchange on which the Common Stock is listed, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value.

(ii)           If the Company’s Common Stock is not so publicly traded, the per share fair market value of the Warrant Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

2.           Reservation of Shares. The Company shall, at all times until the Expiration Date, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

3.           Fractional Interests. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, determined as follows:

(a)          If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange;

(b)          If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on a national securities exchange, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant by the OTC Markets Group, Inc.; or

(c)          If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company in good faith.

4.           No Rights as Shareholder. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5.           Adjustments in Number and Exercise Price of Warrant Shares.

5.1           The number of shares of Common Stock for which this Warrant may be exercised and the Exercise Price therefor shall be subject to adjustment as follows:

(a)            If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common

Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

(b)            If the Company declares a dividend on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

(c)            If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its Common Stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date.  There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(d)           If the Company offers rights or warrants generally to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(e)           If the event, as a result of which an adjustment is made under paragraph (a) or (b) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (a) or (b) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

5.2            In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant the Holder shall have the right to receive the same kind and number of shares of common stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

5.3            If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

6.           Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least thirty (30) days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty (30) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

7.           Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

7.1            This Warrant may be transferred, exercised, exchanged or assigned (“transferred”), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities (“Other Securities”) received upon exercise of this

Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the “Securities Act”), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant  the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that this Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until this Warrant and the Warrant Shares or Other Securities are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares or Other Securities.

7.2           Until this Warrant, the Warrant Shares or Other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant, the Warrant Shares, or Other Securities, that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security.

7.3           Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

7.4           Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

8.           Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Company with respect to the issuance of the Warrant as follows:

8.1           Experience.  The Holder has substantial experience in evaluating and investing in securities in companies similar to the Company so that such Holder is capable of evaluating the merits and risks of such Holder’s investment in the Company and has the capacity to protect such Holder’s own interests.

8.2           Investment.  The Holder is acquiring this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) for investment for such Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  The Holder understands that this Warrant (and the Warrant Shares issuable upon exercise of the Warrant) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.  The Holder further understands that, at the time Holder wishes to sell the Warrant Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because the Company may have been a “shell company” as contemplated under Rule 144(i), Rule 144 will not be available to the Holder.

8.3           Held Indefinitely.  The Holder acknowledges that this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

8.4           Accredited Holder.  The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

8.5           Legends.  The Holder understands and acknowledges that the certificate(s) evidencing the securities issued by the Company will be imprinted with a restrictive legend as referenced in Section 7.1 above.

8.6           Access to Data.  The Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and the opportunity to review the Company’s facilities and business plans.  The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.

8.7           Authorization.  This Warrant and the agreements contemplated hereby, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with their respective terms.

8.8           Brokers or Finders.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant or any transaction contemplated hereby.

9.           Notices.  All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the address set forth on the signature page below. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified below for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax or email to a party, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

10.           Amendment.  Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

11.           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

12.           Securities Registration.

12.1           In the event, other than in connection with a Qualified Financing (as defined below), Company proposes to register any shares of Common Stock under the Securities Act, for sale or re-sale to the general public solely for cash on a form that also permits the re-sale of Warrant Shares (the “Registrable Shares”), the Company will (i) promptly give to Holder written notice thereof and (ii) use commercially reasonable efforts to include in such registration and in a related underwriting, if any, all Registrable Shares specified in a written request by Holder, which request must be received by the Company within 15 days of notice from Company of the intent to register Shares, subject to the following subsection  Holder shall be entitled to participate in a maximum of one such registration.  All expenses of registration will be borne by the Company, except that Holder will be responsible for all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel or other advisers for such Holder.  As a condition to any registration hereunder, Holder must promptly furnish in writing to the Company (and in any event within 10 days of request) such information regarding Holder and the distribution proposed by Holder as the Company may request and as may be required in connection with any registration, qualification, or efforts to comply with applicable laws, rules and regulations, and to execute such documents in connection with such registration as the Company may reasonably request, and will be solely responsible therefor.  If a registration statement is proposed to be filed by the Company under the Securities Act, in connection with a private placement of securities and Holder requests that the Registrable Shares be included in that registration. Holder shall be subject to the same terms and conditions with regard to the Company's obligations to register such Registrable Shares as other holders of securities being registered pursuant to such registration statement.

12.2           If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise Holder as a part of the written notice given under the preceding subsection.  In that case, the right of Holder to registration will be conditioned on Holder's participation in such underwriting and all persons proposing to distribute Registrable Shares through such underwriting will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If the underwriter of the offering determines that marketing factors require a limitation on the number of Registrable Securities to be sold for the account of persons other than the Company, the Company will be required to include in the relevant offering and registration only so many of such Registrable Shares, in addition to any shares of Common Stock to be offered by the Company, as the underwriter believes in good faith would not adversely affect the distribution of the securities to be registered and sold by the Company.  If Holder participates in a registration, Holder will not, if so requested by the Company and an underwriter of securities of the Company, sell or otherwise transfer or dispose of any other securities of the Company other than pursuant to the registration statement for a period not to exceed 180 days.

12.3           In the event the Company proposes to register any shares of Common Stock under the Securities Act, the Company will (i) promptly give to Holder written notice thereof and (ii) use commercially reasonable efforts to include in such registration all of Holder’s Warrant Shares on such registration statement (the “Registrable Shares”).  Holder agrees that Holder will permit the Company to register all Registrable Shares Holder holds.  The Company will take all necessary actions and make all necessary filings to keep the registration statement (the “Registration Statement”) registering the Registrable Shares effective for a period that extends from the first date on which the Securities and Exchange Commission issues an order of effectiveness in relation to the Registration Statement until such date as the Company’s counsel issues a legal opinion asserting that the Qualified Financing Registrable Shares are available for resale under Rule 144 of the Securities Act. As a condition to any registration hereunder, Holder must promptly furnish in writing to the Company (and in any event within 10 days of request) such information regarding Holder and the distribution proposed by Holder as the Company may request and as may be required in connection with any registration, qualification, or efforts to comply with applicable laws, rules and regulations, and to execute such documents in connection with such registration as the Company may reasonably request, and will be solely responsible therefor.  All expenses of registration will be borne by the Company, except that Holder will be responsible for all underwriting discounts and selling commissions applicable to the sale of the Qualified Financing Registrable Securities and all fees and disbursements of counsel or other advisers for such Holder.

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant on the respective dates set forth below.

HOLDER

Date: _________________	____________________________________
Name:

ANTRIABIO, INC.

Date: _________________	By: __________________________________
Name: Nevan Elam
Title: Chief Executive Officer

FORM OF EXERCISE

To be executed upon exercise of Warrant (please print)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Number N-[X] certificate, to purchase _______________ shares of common stock, no par value per share (“Common Stock”) of AntriBio, Inc. (the “Company”) and herewith tenders payment for such shares of Common Stock to the order of the Company the amount of $1.56 per share in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ______________ whose address is _____________________.  If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of _________________________, whose address is _____________________, and that such Warrant Certificate be delivered to_______________, whose address is __________________________________.

Representations of the undersigned.

●	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

●
(i) The undersigned has such knowledge and experience in business and financial matters that the undersigned is capable of evaluating the Company and the proposed activities thereof, and the risks and merits of this prospective investment.

[    ]   YES     [    ]   NO

(ii) If “No”, the undersigned is represented by a “purchaser representative,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

[    ]   YES     [    ]   NO

●	(i)	The undersigned is an “accredited investor,” as that term is defined in the Securities Act.

[    ]   YES     [    ]   NO

(ii)      If “Yes,” the undersigned comes within the following category of that definition (check one and complete the blanks as applicable):

_____	Category 1.	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_____	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or
_____	Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

_____	Category 4.	An insurance company as defined in Section 2(a)(13) of the Securities Act; or

_____	Category 5.	An investment company registered under the United States Investment Company Act of 1940; or

_____	Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

_____	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

_____	Category 8.
A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

_____	Category 9.
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

_____	Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

_____	Category 11.
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000; or

_____	Category 12.	Any director or executive officer of the Corporation; or

_____	Category 13.	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000;

provided, however, that (i) person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

_____	Category 14.
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____	Category 15.
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

_____	Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

Unless the shares purchased hereunder have been registered for resale under a registration statement filed under the Securities Act which is then in effect, the undersigned understands that the shares purchased hereunder have not been registered under the Securities Act, in reliance upon the exemption from the registration requirements under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder; and, therefore, that the undersigned must bear the economic risk of the investment for an indefinite period of time since the securities cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Securities Act.

Submitted by:	Accepted by AntriaBio, Inc.:

By: _____________________________	By: ____________________________
Date: ____________________________	Date: ___________________________
SS/Tax ID: ________________________	Tax ID: __________________________
Telephone: ________________________
Email: ____________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate).